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                                                                     EXHIBIT 5.1

                                February 13, 2001

GBC Bancorp, Inc.
165 Nash Street
Lawrenceville, Georgia 30045

         Re: Registration Statement on Form S-8 with respect to the 1998 Stock Option Plan of GBC Bancorp, Inc.

Ladies and Gentlemen:

         We have acted as counsel for GBC Bancorp, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act "), of 178,500 shares of its common stock, $1.00 par value (the "Shares"), which are proposed to be offered and sold pursuant to the 1998 Stock Option Plan of GBC Bancorp, Inc. (the "Plan"), and 1,500 Shares to be sold by a director of the Company and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares. This opinion is provided pursuant to the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

         This opinion is limited to the laws of the State of Georgia, excluding local laws of the Sate of Georgia (e.g., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of Georgia and the judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Based upon the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing a copy of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A Professional Limited Liability Company


                                    By: /s/ Steven S. Dunlevie
                                        ----------------------------------------
                                        Steven S. Dunlevie, Member